Form 1-A Issuer Information UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
OMB APPROVAL
OMB Number: 3235-0286
FORM 1-A
1-A: Filer Information Issuer CIK
Issuer CCC
DOS File Number
Offering File Number
FORM 1-A
REGULATION A OFFERING STATEMENT UNDER THE SECURITIES ACT OF 1933
0001924902

*removed

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Submission Contact Information
Name
Phone
E-Mail Address
3umph Studios




4708144738




biz@jeralclyde.com




1-A: Item 1. Issuer Information Issuer Infomation
Exact name of issuer as specified in the issuers charter
Jurisdiction of Incorporation / Organization Year of Incorporation
CIK
Primary Standard Industrial Classification Code
I.R.S. Employer Identification Number Total number of full-time employees Total number of part-time employees
Issuer Infomation
Exact name of issuer as specified in the issuers charter
Jurisdiction of Incorporation / Organization Year of Incorporation
CIK
Primary Standard Industrial Classification Code
3umph Studios LLC




GEORGIA




2013




0001924902




MISCELLANEOUS PUBLISHING




46-2627161




2




2










GEORGIA




2013










MISCELLANEOUS PUBLISHING




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I.R.S. Employer Identification Number Total number of full-time employees
Total number of part-time employees
Contact Infomation
Address of Principal Executive Offices Address 1
Address 2
City
State/Country
Mailing Zip/ Postal Code
Phone
46-2627161




2




2




1700 Northside Drive A7 1224










Atlanta




GEORGIA




30318




4708144738




Provide the following information for the person the Securities and Exchange Commission's staff should call in connection with any pre qualification review of the offering statement.
Name
Address 1
Address 2
City
State/Country
Mailing Zip/ Postal Code Phone
3umph Studios LLC




1700 Northside Drive A7 1224










Atlanta




GEORGIA




30318




4708144738




Provide up to two e-mail addresses to which the Securities and Exchange Commission's staff may send any comment letters relating to the offering statement.
After qualification of the offering statement, such e-mail addresses are not required to remain active.
Email Address
Financial Statements
biz@jeralclyde.com




Use the financial statements for the most recent
period contained in this offering statement to provide the following information about the issuer. The following table does not include all of the line items from the financial statements. Long Term Debt would include notes payable, bonds, mortgages, and similar obligations. To determine Total Revenues for all companies selecting "Other" for their industry group, refer to Article 5-03(b)(1) of Regulation S-X.
For companies selecting Insurance, refer to
Article 7-04 of Regulation S-X for calculation of
Total Revenues and paragraphs 5 and 7 of Article 7-04
for Costs and Expenses Applicable to Revenues.
Industry Group (select one)   Banking   Insurance   Other
Balance Sheet Information
Cash and Cash Equivalents
Investment Securities
Total Investments
Accounts and Notes Receivable Loans
$ 2250500.00




$ 200000.00




$




$ 2250500.00




$




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Property, Plant and Equipment
(PP&E): Property and Equipment
Total Assets
Accounts Payable and Accrued
Liabilities Policy Liabilities and Accruals
Deposits
Long Term Debt
Total Liabilities
Total Stockholders' Equity
Total Liabilities and Equity
$ 100000.00




$




$ 2250500.00




$ 640000.00




$




$




$ 0.00




$ 2250000.00




$ 2250500.00




$ 2250500.00




Statement of Comprehensive Income Information
Total Revenues
Total Interest Income
Costs and Expenses Applicable to Revenues
Total Interest Expenses
Depreciation and Amortization Net Income
Earnings Per Share - Basic Earnings Per Share - Diluted
$ 2250500.00




$




$ 2250500.00




$




$ 300.00




$ 2250500.00




$ 10.00




$ 0.00




Name of Auditor (if any) Unaudited
Outstanding Securities
Common Equity
Name of Class (if any) Common Equity Common Equity
Units Outstanding Common Equity CUSIP (if any):
Common Equity Units Name of Trading Center or
Quotation Medium (if any)
Preferred Equity
Preferred Equity Name of Class (if any)
Preferred Equity Units Outstanding
Common Stock A




100000




000000000




SEC










0




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Preferred Equity CUSIP (if any)
Preferred Equity Name of Trading Center or Quotation Medium (if any) Debt Securities
Debt Securities Name of Class (if any) Debt
Securities Units Outstanding Debt Securities CUSIP (if any):
Debt Securities Name of Trading Center or Quotation Medium (if any)


















0
















1-A: Item 2. Issuer Eligibility
Issuer Eligibility
Check this box to certify that all of the following statements are true for the issuer(s)


Organized under the laws of the United States or Canada, or any State, Province, Territory or possession thereof, or the District of Columbia. Principal place of business is in the United States or Canada.
Not a development stage company that either (a) has no specific business plan or purpose, or (b) has indicated that its business plan is to merge with an unidentified company or companies.
Not an investment company registered or required to be registered under the Investment Company Act of 1940.
Not issuing fractional undivided interests in oil or gas rights, or a similar interest in other mineral rights.
Not issuing asset-backed securities as defined in
Item 1101 (c) of Regulation AB.
Not, and has not been, subject to any order of the Commission entered pursuant to Section 12(j) of the Exchange Act (15 U.S.C. 78l(j)) within five years before the filing of this offering statement.
Has filed with the Commission all the reports it was required to file, if any, pursuant to Rule 257 during the two years immediately before the filing of the offering statement (or for such shorter period that the issuer was required to file such reports).
1-A: Item 3. Application of Rule 262
Application Rule 262
Check this box to certify that, as of the time of this filing, each person described in Rule 262 of Regulation A is either not disqualified under that rule or is disqualified but has received a waiver of such disqualification.


Check this box if "bad actor" disclosure under Rule 262(d) is provided in Part II of the offering statement.


1-A: Item 4. Summary Information Regarding the Offering and Other Current or Proposed Offerings
Summary Infomation
Check the appropriate box to indicate
whether you are conducting a Tier 1 or Tier 2 offering
Check the appropriate box to indicate
whether the financial statements have been audited

Tier1   Tier2   Unaudited   Audited
Types of Securities Offered in this
Offering Statement (select all that apply)
Equity (common or preferred stock)
Security to be acquired upon exercise of
option, warrant or other right to acquire security
Does the issuer intend to offer the securities
on a delayed or continuous basis pursuant to Rule 251(d)(3)?
Does the issuer intend this offering to last
Yes No
more than one year? Yes No
Does the issuer intend to price this offering
after qualification pursuant to Rule 253(b)?
Will the issuer be conducting a best
Yes No
efforts offering? Yes No
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Has the issuer used solicitation of interest
communications in connection with the proposed offering?
Does the proposed offering involve the resale
of securities by affiliates of the issuer?
Number of securities offered
Number of securities of that class outstanding
Yes No
Yes No
100000




20000000




The information called for by this item below may be omitted if undetermined at the time of filing or submission, except that if a price range has been included in the offering statement, the midpoint of that range must be used to respond. Please refer to Rule 251(a) for the definition of aggregate offering price or aggregate sales as used in this item. Please leave the field blank if undetermined at this time and include a zero if a particular item is not applicable to the offering.
Price per security
The portion of the aggregate offering price attributable to securities being offered on behalf of the issuer
The portion of the aggregate offering price attributable to securities being offered on behalf of selling securityholders
The portion of the aggregate offering price attributable to all the securities of the issuer sold pursuant to a qualified offering statement within the 12 months before the qualification of this offering statement
The estimated portion of aggregate sales attributable to securities that may be sold pursuant to any other qualified offering statement concurrently with securities being sold under this offering statement
Total (the sum of the aggregate offering price and aggregate sales in the four preceding paragraphs)
$ 10.0000




$ 0.00




$ 0.00




$ 0.00




$ 0.00




$ 0.00




Anticipated fees in connection with this offering and names of service providers
Underwriters - Name of Service Provider Underwriters - Fees $






Sales Commissions - Name of Service Provider
Jeral Clyde Jr.




Sales Commissions - Fee $ 250000.03
Finders' Fees - Name of Service Provider Finders' Fees - Fees $






Accounting or Audit - Name of Service Provider






Accounting or Audit - Fees $
Legal - Name of Service Provider Legal - Fees $






Promoters - Name of Service Provider Promoters - Fees $






Blue Sky Compliance - Name of Service
ProviderBlue Sky Compliance - Fees $






CRD Number of any broker or dealer listed:
Estimated net proceeds to the issuer Clarification of responses (if necessary)






$




1-A: Item 5. Jurisdictions in Which Securities are to be Offered
Jurisdictions in Which Securities are to be Offered
Using the list below, select the jurisdictions in which the issuer intends to offer the securities
Selected States and Jurisdictions
ALABAMA
	ALASKA
	ARIZONA
	ARKANSAS




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CALIFORNIA
	COLORADO
	CONNECTICUT
	DELAWARE
	DISTRICT OF COLUMBIA
	FLORIDA
	GEORGIA
	HAWAII
	IDAHO
	ILLINOIS
	INDIANA
	IOWA
	KANSAS
	KENTUCKY
	LOUISIANA
	MAINE
	MARYLAND
	MASSACHUSETTS
	MICHIGAN
	MINNESOTA
	MISSISSIPPI
	MISSOURI
	MONTANA
	NEBRASKA
	NEVADA
	NEW HAMPSHIRE
	NEW JERSEY
	NEW MEXICO
	NEW YORK
	NORTH CAROLINA
	NORTH DAKOTA
	OHIO
	OKLAHOMA
	OREGON
	PENNSYLVANIA
	PUERTO RICO
	RHODE ISLAND
	SOUTH CAROLINA
	SOUTH DAKOTA
	TENNESSEE
	TEXAS
	UTAH
	VERMONT
	VIRGINIA
	WASHINGTON
	WEST VIRGINIA
	WISCONSIN
	WYOMING
	ALBERTA, CANADA
	BRITISH COLUMBIA, CANADA
	MANITOBA, CANADA
	NEW BRUNSWICK, CANADA
	NEWFOUNDLAND, CANADA
	NOVA SCOTIA, CANADA
	ONTARIO, CANADA
	PRINCE EDWARD ISLAND, CANADA
	QUEBEC, CANADA
	SASKATCHEWAN, CANADA
	YUKON, CANADA
	CANADA (FEDERAL LEVEL)





Using the list below, select the jurisdictions in which the securities are to be offered by underwriters, dealers or sales persons or check the appropriate box
None
Same as the jurisdictions in which the
issuer intends to offer the securities
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Selected States and Jurisdictions
ALABAMA
	ALASKA
	ARIZONA
	ARKANSAS
	CALIFORNIA
	COLORADO
	CONNECTICUT
	DELAWARE
	DISTRICT OF COLUMBIA
	FLORIDA
	GEORGIA
	HAWAII
	IDAHO
	ILLINOIS
	INDIANA
	IOWA
	KANSAS
	KENTUCKY
	LOUISIANA
	MAINE
	MARYLAND
	MASSACHUSETTS
	MICHIGAN
	MINNESOTA
	MISSISSIPPI
	MISSOURI
	MONTANA
	NEBRASKA
	NEVADA
	NEW HAMPSHIRE
	NEW JERSEY
	NEW MEXICO
	NEW YORK
	NORTH CAROLINA
	NORTH DAKOTA
	OHIO
	OKLAHOMA
	OREGON
	PENNSYLVANIA
	PUERTO RICO
	RHODE ISLAND
	SOUTH CAROLINA
	SOUTH DAKOTA
	TENNESSEE
	TEXAS
	UTAH
	VERMONT
	VIRGINIA
	WASHINGTON
	WEST VIRGINIA
	WISCONSIN
	WYOMING
	ALBERTA, CANADA
	BRITISH COLUMBIA, CANADA
	MANITOBA, CANADA
	NEW BRUNSWICK, CANADA
	NEWFOUNDLAND, CANADA
	NOVA SCOTIA, CANADA
	ONTARIO, CANADA
	PRINCE EDWARD ISLAND, CANADA
	QUEBEC, CANADA
	SASKATCHEWAN, CANADA
	YUKON, CANADA
	CANADA (FEDERAL LEVEL)




1-A: Item 6. Unregistered Securities Issued or
Sold Within One Year
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Unregistered Securities Issued or
Sold Within One Year None
Unregistered Securities Act
(d) Indicate the section of the Securities
Act or Commission rule or regulation
relied upon for exemption from the
registration requirements of such Act and state briefly the facts relied upon for such exemption
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